THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘ACT’’), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE MAKER.

PROMISSORY NOTE

$16,667.00	As of October 5, 2010

FOR VALUE RECEIVED, China VantagePoint Acquisition Company (“Maker”) promises to pay to the order of Yiting Liu (“Payee”), or her permitted assigns, the principal sum of Sixteen Thousand Six Hundred Sixty-Seven Dollars and No Cents ($16,667.00) or such lesser amount as shall equal the outstanding principal amount hereof (the “Principal Balance”) in lawful money of the United States of America, on the terms and conditions described below.  Notwithstanding any contrary term or provision contained herein, it is understood and agreed that in the event that the Company fails to consummate the IPO, the Maker has no obligation to satisfy the Maker’s Obligations hereunder, and further that no officer, director or shareholder of the Maker shall have any personal liability in the event that the IPO is not consummated.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in Section 11 hereof.

1.           Principal.  The Principal Balance of this Note shall be repayable on the earlier of (i) October 5, 2011 or (ii) the closing date of the IPO.

2.           Interest.  No interest shall accrue on the Principal Balance of this Note.

3.           Application of Payments.  All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees and then to the reduction of the Principal Balance of this Note.  This Note may be prepaid. Any prepayment shall be credited against and reduce the Principal Balance of, and all other sums payable with regard to, this Note.

4.           Events of Default.  The following shall constitute Events of Default:

(a)          Failure to Make Required Payments.  Failure by Maker to pay the Principal Balance of this Note within five (5) business days following the date when due.

(b)         Voluntary Bankruptcy, Etc.  The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)          Involuntary Bankruptcy, Etc.  The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.           Remedies.

(a)          Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the Principal Balance of, and all other sums payable with regard to, this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)          Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the Principal Balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6.           Waivers.  Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7.           Unconditional Liability.  Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall  not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8.           No Claim to Trust Account. Payee understands that Maker is a blank check company formed for the purpose of consummating a “business combination”, as such term will be described in a prospectus to be filed with the U.S. Securities and Exchange Commission (the “Prospectus”), will establish a trust account (the “Trust Account”), and will not have access to the funds in such Trust Account except under certain circumstances to be set forth in the Prospectus.  Payee agrees that it does not, and will not, have any right, title, interest or claim of any kind in or to (i) any assets in the Trust Account, (ii) assets of Maker, to the extent such right, title, interest or claim would impair the amounts in the Trust Account or (iii) assets distributed from the Trust Account to the public stockholders (each such right, title, interest or claim a “Claim”); and hereby waives any Claim, including any claim arising out of any other section of this Agreement, it may have in the future as a result of, or arising out of, this agreement or any other negotiations, contracts or agreements with Maker and will not seek recourse against the Trust Account or the public stockholders for any reason whatsoever.  Payee acknowledges that he/she has received an initial draft of the Prospectus which contains summaries of the “business combination” and the circumstances under which Maker will have access to the funds in the Trust Account and further acknowledges that such summaries and the circumstances under which Maker will have access to the funds in the Trust Account are subject to change.

9.           Notices.  Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

China VantagePoint Acquisition Company
275 Madison Avenue, 6th Floor
New York, New York 10016
Attn.: Wei Li, Chief Executive Officer

If to Payee:

Yiting Liu
liu.yiting@gmail.com
224 Bloomfield Street, Apt 2
Hoboken, NJ 07030

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10.         Restriction on Transferability.  Payee shall not offer, sell, transfer or otherwise dispose of this Note without the written consent of Maker, and any such offer, sale, transfer or disposition made without the written consent of Maker shall be void and of no effect.  With respect to any offer, sale, transfer or other disposition of this Note, Payee shall give written notice to Maker prior thereto, describing briefly the manner thereof, together with a written opinion of Payee’s counsel, or other evidence reasonably satisfactory to the Maker, to the effect that such offer, sale, transfer or other distribution may be effected without registration or qualification (under any applicable law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, Maker may notify Payee that Payee may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to Maker. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Maker such legend is not required in order to ensure compliance with the Act.

11.         Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a)          “IPO” shall mean the initial public offering of the Maker’s securities.

(b)          “Obligation” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Maker to Payee of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Maker hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under the Federal Bankruptcy Code, as amended from time to time and whether or not allowed or allowable as a claim in any such proceeding.

12.         Construction.  This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

13.        JURISDICTION; SERVICE; WAIVERS.  ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE MAY BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS OF THE STATE OF NEW YORK, AND SERVICE OF PROCESS MAY BE MADE UPON THE PARTIES TO THIS NOTE BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO SUCH PERSON, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS TO BE USED FOR THE GIVING OF NOTICES UNDER THIS NOTE. BY ACCEPTANCE HEREOF, THE PARTIES HERETO EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

14.         Severability.  Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be issued as of the day and year first above written.

CHINA VANTAGEPOINT ACQUISITION
COMPANY

By:
Name: Wei Li
Title: Chief Executive Officer